                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                    WORLD COLOR PRESS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                            WORLD COLOR PRESS, INC.
                                    THE MILL
                              340 PEMBERWICK ROAD
                          GREENWICH, CONNECTICUT 06831
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             WEDNESDAY, MAY 5, 1999
                            9:30 A.M., LOCAL TIME AT
                      WORLD COLOR'S CORPORATE HEADQUARTERS
                                    THE MILL
                              340 PEMBERWICK ROAD
                              GREENWICH, CT 06831

ANNUAL MEETING AGENDA

    1.  Elect directors to serve for the ensuing year.

    2. Transact any other business properly brought before the meeting or any adjournment or postponement thereof.

    Stockholders of record at the close of business on March 12, 1999 will be entitled to vote at the annual meeting.

    We hope that you will be able to attend the meeting in person. It is important that your shares be represented at the meeting. Please FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY FORM, USING THE RETURN ENVELOPE PROVIDED. If, for any reason, you should subsequently change your plans, you can, of course, revoke the proxy at any time before it is actually voted except as otherwise described in the Proxy Statement.

                                          By Order of the Board of Directors

                                          /s/ Jennifer L. Adams

                                          WORLD COLOR PRESS, INC.
                                          Jennifer L. Adams
                                          SECRETARY

Greenwich, Connecticut
March 26, 1999

                            WORLD COLOR PRESS, INC.
                                    THE MILL
                              340 PEMBERWICK ROAD
                          GREENWICH, CONNECTICUT 06831

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 1999

                    PROXIES AND VOTING AT THE ANNUAL MEETING

    This proxy statement is being mailed to stockholders of World Color Press, Inc., a Delaware corporation (the "Company" or "World Color"), by order of the Board of Directors (the "Board") of the Company, beginning on or about March 26, 1999, in connection with a solicitation of proxies by the Board for use at the annual meeting of stockholders. The annual meeting will be held on Wednesday, May 5, 1999, at World Color's Corporate Headquarters, The Mill, 340 Pemberwick Road, Greenwich, Connecticut and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

    Execution of a proxy given in response to this solicitation will not affect a stockholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a stockholder who has signed a proxy does not in itself revoke a proxy. Except as described below, any stockholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Company in writing or in open meeting, by attending the Annual Meeting and voting in person, or by delivering a proxy bearing a later date.

    A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted (i) for the seven persons nominated for election as directors and (ii) on such other business or matters which may properly come before the Annual Meeting and all adjournments or postponements thereof, in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the Board has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting.

    Only holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on March 12, 1999 are entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, the Company had outstanding and entitled to vote 38,131,836 shares of Common Stock, each of which is entitled to one vote per share on each proposal. This does not include 590,646 shares of Common Stock held in the Company's treasury as of such date.

    If you participate in the World Color Stock Fund of the World Color Press, Inc. 401(k) Plan (the "401(k) Plan") you may vote an amount of shares of Common Stock equivalent to the interest in the Company's Common Stock credited to your account as of the record date. Putnam Fiduciary Trust Company, the trustee of the 401(k) Plan, is the record holder of the shares of Common Stock in the 401(k)

Plan. Proxies will be considered confidential voting instructions to the trustee with respect to shares held in accounts under the 401(k) Plan. The trustee will vote your shares in accordance with such executed instructions received by April 30, 1999. If instructions are not received by the trustee by April 30, 1999, the trustee is required to vote the shares credited to your account in the same proportion that it votes shares for which it did receive timely instructions. Thus, pursuant to these so called "mirror voting" provisions, please note that your vote with respect to shares in your 401(k) Plan account will affect not only the shares in your account, but also the unvoted shares in other 401(k) Plan accounts. Please also note that because the record owner of the 401(k) Plan shares is the trustee and not the individual participants, participants who only hold shares through the 401(k) Plan are not entitled to attend the Annual Meeting.

    You may also revoke previously given voting instructions with respect to shares held in your account under the 401(k) Plan by April 30, 1999 by filing either a signed written notice of revocation or a properly completed and signed proxy bearing a later date.

                             ELECTION OF DIRECTORS

    At the Annual Meeting, the stockholders will elect seven directors of the Company, each to hold office until the 2000 annual meeting of stockholders and until his/her successor is duly elected and qualified. Set forth below are the Board's nominees to serve as directors of the Company. Unless stockholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the seven persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable or unwilling to serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

    Directors are elected by a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors (assuming a quorum is present). An abstention from voting will be tabulated as a vote withheld on the election and will be included in computing the number of shares present for purposes of determining the presence of a quorum but will not be considered in determining whether each of the nominees has received a majority of the votes cast at the Annual Meeting. A broker or nominee holding shares registered in its name, or the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors.

    The following sets forth certain information, as of March 15, 1999, about each of the Board nominees for election at the Annual Meeting. Except as otherwise noted, each nominee has engaged in the principal occupation or employment and has held the offices shown for more than the past five years.

                                              (1) PRINCIPAL OCCUPATION; OFFICE, IF ANY, HELD IN THE COMPANY
                                                         (2) OTHER PUBLIC COMPANY DIRECTORSHIPS
         NAME           AGE   DIRECTOR SINCE                     (3) COMMITTEE MEMBERSHIPS
----------------------  ---   -------------------------------------------------------------------------------


       [PHOTO]          55    March 1987    (1) General Partner of Arena Capital Partners, LLC, a private
 Gerald S. Armstrong                            investment firm, a position he has held since February 1998.
                                                Prior thereto since 1993, Partner and a Director of
                                                Stonington Partners, Inc., a private investment firm.
                                            (2) Director of Ann Taylor Stores Corporation and Blue Bird
                                                Corporation.
                                            (3) Chairman of the Compensation Committee and a member of the
                                                Audit and Executive Committees.

                                              (1) PRINCIPAL OCCUPATION; OFFICE, IF ANY, HELD IN THE COMPANY
                                                         (2) OTHER PUBLIC COMPANY DIRECTORSHIPS
         NAME           AGE   DIRECTOR SINCE                     (3) COMMITTEE MEMBERSHIPS
----------------------  ---   -------------------------------------------------------------------------------


       [PHOTO]          60    May 1991      (1) Chairman of the Board of Directors and Chief Executive
   Robert G. Burton                             Officer since May 1991.
                                            (3) Chairman of the Executive Committee.

       [PHOTO]          38    January 1998  (1) Managing Director, High Yield and Acquisition Financing for
  Patrice M. Daniels                            CIBC Oppenheimer Corp. since March 1997. From July 1987 until
                                                March 1997, employed by Bankers Trust Company, most recently as a Managing Director.
                                            (3) Chairman of the Audit Committee and a member of the
                                                Compensation Committee.

                                              (1) PRINCIPAL OCCUPATION; OFFICE, IF ANY, HELD IN THE COMPANY
                                                         (2) OTHER PUBLIC COMPANY DIRECTORSHIPS
         NAME           AGE   DIRECTOR SINCE                     (3) COMMITTEE MEMBERSHIPS
----------------------  ---   -------------------------------------------------------------------------------


       [PHOTO]          50    October 1996  (1) Founder of the Eagle Hill School in Greenwich, Connecticut
   Mark J. Griffin                              and headmaster of the school since 1975. A psychologist in private practice since 1990.
                                            (3) Member of the Audit and Compensation Committees.

       [PHOTO]          33    April 1995    (1) Executive of Kohlberg Kravis Roberts & Co. L.P. ("KKR") and a
 Alexander Navab, Jr.                           limited partner of KKR Associates, L.P. ("KKR Associates")
                                                since 1993.
                                            (2) Director of Borden, Inc., KSL Recreation Corporation,
                                                Newsquest Plc, Regal Cinemas, Inc. and Reltec Corporation.
                                            (3) Member of the Executive Committee.

                                              (1) PRINCIPAL OCCUPATION; OFFICE, IF ANY, HELD IN THE COMPANY
                                                         (2) OTHER PUBLIC COMPANY DIRECTORSHIPS
         NAME           AGE   DIRECTOR SINCE                     (3) COMMITTEE MEMBERSHIPS
----------------------  ---   -------------------------------------------------------------------------------

       [PHOTO]          43    March 1996    (1) President since November 1998. Prior thereto Vice Chairman,
    Marc L. Reisch                              Group President from January 1998 until November 1998. Group
                                                President, Sales and Chief Operating Officer of the Company
                                                from August 1996 until January 1998 and Executive Vice
                                                President, Chief Operating and Financial Officer from June
                                                1996 until August 1996. Executive Vice President, Chief
                                                Operating and Financial Officer and Treasurer from July 1995 until June 1996 and Executive Vice President, Chief Financial
                                                Officer and Treasurer from October 1993 to July 1995.

       [PHOTO]          39    September 1992 (1) General partner of KKR from January 1995 until January 1996,
   Scott M. Stuart                              when he became a member of the limited liability company
                                                which is the general partner of KKR. General partner of KKR
                                                Associates since January 1995, and prior thereto an Executive of KKR and a limited partner of KKR Associates since 1986.
                                            (2) Director of AEP Industries, Inc., Borden, Inc., The Boyds
                                                Collection, Ltd., KSL Recreation Corporation and Newsquest
                                                Plc.
                                            (3) Member of the Compensation and Executive Committees.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH STOCKHOLDER TO VOTE "FOR" ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL NOMINEES.

                              DIRECTOR ATTENDANCE

    The Board held four regular meetings in 1998. Each director attended at least 75% of the meetings of the Board and committees of the Board on which the director served during 1998. Directors meet their responsibilities not only by attending Board and Committee meetings, but also through communication with the Chairman and Chief Executive Officer and other members of management on matters affecting the Company.

                             DIRECTOR COMPENSATION

    The following table displays all components of director compensation for directors who are not also employees of the Company. Directors who are also employees of the Company receive no remuneration for serving as directors.

Annual Board Retainer                                                     $  25,000
Annual Option Grant (1)                                                       5,000  options
Annual Retainer for each member of the Audit and Compensation Committees  $   1,000
Annual Retainer for Committee Chair (in addition to member retainer) of
  each of the Audit and Compensation Committees                           $   2,000
Board Attendance Fee (per in person meeting)                              $   1,000

------------------------

(1) Options having an exercise price at fair market value are to be granted following each annual meeting and vest on the earlier of the first anniversary of the grant date and the day before the next annual meeting.

                                BOARD COMMITTEES

    There are three committees of the Board as of the record date: an Audit, Compensation and Executive Committee. Membership as of the record date was as follows:

AUDIT                              COMPENSATION                                EXECUTIVE
---------------------------------  ------------------------------------------  ---------------------------------
Ms. Daniels, Chairman              Mr. Armstrong, Chairman*                    Mr. Burton, Chairman
Mr. Armstrong                      Mr. Stuart                                  Mr. Armstrong
Dr. Griffin                        Dr. Griffin*                                Mr. Stuart
                                   Ms. Daniels*                                Mr. Navab

                            * Subcommittee member

AUDIT COMMITTEE                                         Two meetings during 1998

    - Recommends to the Board a firm of independent public accountants to serve as the Company's auditors.

    - Meets with the Company's independent public accountants to review procedures, fees and scope of the annual audit.

    - Reviews the audit reports of the Company's outside and internal auditors and the recommendations made by each.

    - Reviews the Company's accounting and financial control structure.

COMPENSATION COMMITTEE                                 Four meetings during 1998

    - Reviews recommendations for and determines annual salary and bonus of selected senior officers of the Company, including the Chief Executive Officer.

    - Establishes and reviews performance standards under the Company's compensation and incentive programs for senior officers.

    - Reviews recommendations for and determines grants under the Company's equity incentive plans.

    COMPENSATION COMMITTEE SUBCOMMITTEE                Four meetings during 1998

        - Exercises ultimate decision-making authority for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

EXECUTIVE COMMITTEE                                      One meeting during 1998

    - Exercises all of the powers and authority of the Board in the management of the business and affairs of the Company when the Board is not in session except for:

        - Approving, adopting or recommending to stockholders any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval.

        - Adopting, amending or repealing any bylaw of the Company.

        - Taking any specific actions delegated to other committees of the Board.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    World Color pays fees to KKR of $750,000 per year for management consulting and financial advisory services. The Company believes these fees are no less favorable than those which could be obtained for comparable services from unaffiliated third parties. Members of the limited liability company which is the general partner of KKR and employees of KKR who also serve as directors of the Company do not receive additional compensation for service in such capacity, other than customary directors' fees. Mr. Stuart, who is a director of World Color, is a member of the limited liability company which is the general partner of KKR and a general partner of KKR Associates. Mr. Navab, who is a director of World Color, is an Executive of KKR and a limited partner of KKR Associates.

    CIBC, Inc., an affiliate of CIBC Oppenheimer Corp., is a lender under the Company's credit facility and CIBC Oppenheimer Corp. was a co-lead manager in the Company's November 1998 issuance of $300.0 million of its 8 3/8% Senior Subordinated Notes due 2008 and a co-manager in the Company's February 1999 issuance of $300.0 million of its 7 3/4% Senior Subordinated Notes due 2009. Ms. Daniels, who is a director of World Color, is a Managing Director of CIBC Oppenheimer Corp.

    On November 5, 1997, the Company loaned $100,000 to each of Messrs. Lewis, Lillie and Quinlan, each of whom are executive officers of the Company, to enable each of such persons to purchase the Company's Common Stock in the open market. As of March 12, 1999, the outstanding principal amount of such loans was as follows: Mr. Lewis, $70,000; Mr. Lillie, $70,000; and Mr. Quinlan, $70,000. Each such loan must be repaid on or before March 1, 2002 and bears interest at the rate of 7.0% per annum in 1999 and at such interest rate as the Company may reasonably determine for each year thereafter.

    In connection with the Company's Common Stock buyback program and in an effort to provide for an orderly disposition of options held since at least 1991 and expiring over the next two to three years, the Company repurchased from Messrs. Armstrong, Burton and Reisch and Ms. Adams shares issued out of the Company's treasury upon exercise of stock options. Specifically, the Company repurchased from Mr. Armstrong 7,500 shares on each of August 31, 1998 and October 27, 1998. The Company repurchased from Mr. Burton 92,707 shares on August 31, 1998 and 90,886 shares on October 27, 1998. The Company repurchased from Mr. Reisch 18,542 shares on August 31, 1998 and 13,728 shares on October 27, 1998. The Company repurchased from Ms. Adams 9,270 shares on each of August 31, 1998 and October 27, 1998. The shares repurchased on August 31, 1998 were repurchased at the fair market value of the Company's Common Stock of $31.71 per share. The shares repurchased on October 27, 1998 were repurchased at the fair market value of the Company's Common Stock of $30.91 per share.

    The Company believes that any past transactions with its affiliates have been at prices and on terms no less favorable to the Company than transactions with independent third parties. The Company may enter into transactions with its affiliates in the future. However, the Company intends to enter into such transactions only at prices and on terms no less favorable to the Company than transactions with independent third parties. In addition, the Company's debt instruments generally prohibit the Company from entering into any such affiliate transaction on other than arm's length terms.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 12, 1999, including beneficial ownership by (i) each stockholder of World Color who owns more than 5% of the outstanding shares of the Common Stock, (ii) each director and nominee of World Color, (iii) the Chief Executive Officer of World Color, (iv) World Color's four highest paid executive officers (exclusive of the Chief Executive Officer) and
(v) all directors and executive officers of World Color as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                   NUMBER OF SHARES       PERCENTAGE OF
                                                    OF THE COMMON     OUTSTANDING SHARES OF
NAME                                               STOCK OWNED (1)      THE COMMON STOCK
KKR Associates (2)                                     9,016,489                23.6%
Scott M. Stuart (2)                                       --                   --
Alexander Navab, Jr.                                      --                   --
Gerald S. Armstrong                                       94,661(3)             *
Patrice M. Daniels                                         1,084                *
Mark J. Griffin                                            2,280                *
Robert G. Burton                                         627,096(4)              1.6%
Marc L. Reisch                                           189,140(5)             *
Jennifer L. Adams                                        152,342(6)             *
James E. Lillie                                           13,397(7)             *
Robert B. Lewis                                            6,619(8)             *
All directors and executive officers as a group        1,152,360(9)              3.0%

------------------------

* Signifies less than 1%

(1) For purposes of this table, "beneficial ownership" includes any shares which such person has the right to acquire within 60 days of March 12, 1999. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for purposes of computing the percentage ownership of such person, but is not deemed to be outstanding in computing the percentage ownership of any other person.

(2) Shares of the Common Stock shown as owned by KKR Associates are owned of record by KKR Associates, APC Associates, L.P. ("APC Associates"), GR Associates, L.P. ("GR Associates"), WCP Associates, L.P. ("WCP Associates") and KKR Partners II, L.P. ("KKR Partners II" and collectively, the "KKR Partnerships"). The sole general partner of each of APC Associates, GR Associates, WCP Associates and KKR Partners II is KKR Associates which possesses sole voting and investment power with respect to the shares of the Common Stock shown as owned by KKR Associates. Henry R. Kravis, George R. Roberts, Scott M. Stuart (a director of World Color), Robert I. MacDonnell, Paul E. Raether, Michael W. Michelson, Michael T. Tokarz, James H. Greene, Jr., Edward A. Gilhuly, Perry Golkin and Clifton S. Robbins, as the general partners of KKR Associates, may be deemed to share beneficial ownership of the shares of Common Stock shown as beneficially owned by KKR Associates. Each of such persons disclaims beneficial ownership of such shares, other than to the extent of his economic interest in such shares. The address of KKR Associates is 9 West 57th Street, New York, New York 10019.

(3) Includes 60,397 options that are exercisable within 60 days as well as an aggregate of 1,500 shares owned of record by children of Mr. Armstrong, of which shares Mr. Armstrong may be deemed to have indirect ownership.

(4) Includes 441,941 options that are exercisable within 60 days as well as 1,000 shares owned of record as joint tenants by Mr. Burton's wife and son, and 374 shares owned of record by children of Mr. Burton, all of which shares Mr. Burton may be deemed to have indirect ownership. Mr. Burton disclaims beneficial ownership of such shares. Also includes 65,000 shares of stock granted under the 1998 Restricted Stock Plan of World Color Press, Inc. ("Restricted Stock").

(5) Includes 120,539 options that are exercisable within 60 days and 45,000 shares of Restricted Stock.

(6) Includes 107,888 options that are exercisable within 60 days as well as an aggregate of 1,380 shares owned of record by children of Ms. Adams, of which shares Ms. Adams may be deemed to have indirect ownership. Ms. Adams serves as the custodian for such shares. Also includes 25,000 shares of Restricted Stock.

(7) Includes 6,804 options that are exercisable within 60 days.

(8) Includes 1,500 options that are exercisable within 60 days.

(9) Includes an aggregate of 789,777 options that are exercisable within 60 days as well as the shares that may be deemed to be owned indirectly by each of Mr. Armstrong, Mr. Burton and Ms. Adams as set forth in notes (3) (4) and
    (6) and an aggregate of 135,000 shares of Restricted Stock owned by Mr. Burton, Mr. Reisch and Ms. Adams.

                               EXECUTIVE OFFICERS

    The table below sets forth certain information regarding our current executive officers as of March 19, 1999.

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Robert G. Burton.....................................          60   Chairman of the Board of Directors and Chief
                                                                    Executive Officer
Jennifer L. Adams....................................          39   Vice Chairman, Chief Legal and Administrative Officer
                                                                    and Secretary
Jerome V. Brofft.....................................          54   Senior Vice President, Purchasing
Paul B. Carousso.....................................          30   Vice President, Controller
Robert B. Lewis......................................          35   Executive Vice President, Chief Financial Officer
James E. Lillie......................................          37   Executive Vice President, Investor Relations and
                                                                    Corporate Communications
Heidi J. Nolte.......................................          41   Senior Vice President, Chief Information Officer
Thomas J. Quinlan III................................          36   Senior Vice President, Treasurer
Marc L. Reisch.......................................          43   President

    ROBERT G. BURTON has been Chairman of the Board of Directors and Chief Executive Officer since May 1991.

    JENNIFER L. ADAMS has been Vice Chairman, Chief Legal and Administrative Officer and Secretary since January 1998. Prior to holding that position, Ms. Adams held the position of Executive Vice President, Chief Legal and Administrative Officer and Secretary since July 1995 and the position of Executive Vice President, General Counsel and Secretary of World Color from October 1993 until July 1995.

    JEROME V. BROFFT has been Senior Vice President, Purchasing since October 1995. Prior to holding that position, Mr. Brofft held the position of Vice President, Purchasing and Logistics from February 1995 until October 1995 and the position of Vice President, Purchasing from May 1992 until February 1995.

    PAUL B. CAROUSSO has been Vice President, Controller since December 1998. Prior to holding that position, Mr. Carousso was Vice President, Assistant Controller from July 1998. Mr. Carousso held the position of Assistant Controller from July 1996 until July 1998 and the position of Manager, Financial Reporting from October 1994 until July 1996. Prior to joining World Color, Mr. Carousso was an auditor with Ernst & Young LLP.

    ROBERT B. LEWIS has held the position of Executive Vice President, Chief Financial Officer since December 1998. Prior to holding that position, Mr. Lewis held the position of Senior Vice President, Controller from December 1997 and the position of Vice President, Corporate Controller from August 1997 until December 1997. Mr. Lewis held the position of Vice President, Corporate Accounting from November 1996 until August 1997 and the position of Vice President, Strategic Planning since joining World Color in August 1996. Prior to joining World Color, Mr. Lewis was with L.P. Thebault (a commercial printer) since 1989, most recently as Vice President, Budgetary Operations.

    JAMES E. LILLIE has been Executive Vice President, Investor Relations and Corporate Communications since July 1998. Prior to holding that position, Mr. Lillie held the position of Executive Vice President, Operations since January 1998. Mr. Lillie held the position of Corporate Vice President, Human Resources from May 1996 until January 1998 and held the position of Regional Vice President, Human Resources from January 1996 through April 1996. Mr. Lillie held the position of Vice President, General Manufacturing Manager of World Color's Bradley Printing facility from January 1995 to January 1996 and the position of Vice President and Senior Human Resources and Administration Executive at Alden Press, from the time Alden was acquired by World Color in February 1993.

    HEIDI J. NOLTE has been Senior Vice President, Chief Information Officer of World Color since July 1997. Prior to holding that position, Ms. Nolte was Vice President, Chief Information Officer since joining World Color in September 1994. Prior to joining World Color, Ms. Nolte was Senior Director, MIS at U.S. Surgical where she had been employed since 1979.

    THOMAS J. QUINLAN III has been Senior Vice President, Treasurer since July 1998. Prior to holding that position, Mr. Quinlan held the position of Vice President, Treasurer since July 1997. Mr. Quinlan was Assistant Treasurer of World Color from February 1994 until July 1997. Prior to joining World Color, Mr. Quinlan was Manager of Treasury Administration at Marsh & McLennan Companies Inc.

    MARC L. REISCH was appointed President of World Color in November 1998. Prior to holding that position, Mr. Reisch held the position of Vice Chairman, Group President since January 1998. Mr. Reisch held the position of Group President, Sales and Chief Operating Officer from August 1996 until January 1998 and held the position of Executive Vice President, Chief Operating and Financial Officer from June 1996 until August 1996. Mr. Reisch held the position of Executive Vice President, Chief Operating and Financial Officer and Treasurer from July 1995 until June 1996. Prior to holding that position, Mr. Reisch was Executive Vice President, Chief Financial Officer and Treasurer since October 1993.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

    The following table sets forth the cash compensation awarded, paid to or earned by the Company's Chief Executive Officer and the four other most highly paid executive officers in fiscal years 1996, 1997 and 1998.

                                               ANNUAL COMPENSATION                     LONG TERM COMPENSATION
                                                                                     RESTRICTED        NUMBER OF     ALL OTHER
                                                                                       STOCK            OPTIONS       COMPEN-
NAME AND PRINCIPAL POSITION           YEAR       SALARY            BONUS             AWARDS (1)         GRANTED        SATION
Robert G. Burton                        1998  $    801,102     $    2,000,000      $1,965,000             175,000        --
Chairman of the Board of                1997       675,583          1,600,000            --               375,000        --
  Directors and                         1996       632,500          1,200,000            --                75,000        --
  Chief Executive Officer

Marc L. Reisch                          1998  $    463,462     $      700,000      $1,361,563             125,000        --
President                               1997       393,250            500,000            --                40,000        --
                                        1996       342,667            420,000            --                40,000        --
Jennifer L. Adams                       1998  $    324,308     $      440,000      $  751,563              65,000        --
Vice Chairman, Chief Legal              1997       310,833            400,000            --                40,000        --
  and Administrative Officer            1996       272,832            305,000            --                30,000        --
  and Secretary

Robert B. Lewis                         1998  $    185,673     $      150,000            --                20,000        --
Executive Vice President,               1997       119,567             65,000            --                 7,500        --
  Chief Financial Officer               1996        39,692(2)          15,000(2)         --                  --          --

James E. Lillie                         1998  $    241,186     $      250,000            --                20,000        --
Executive Vice President,               1997       162,186             93,000            --                 5,000        --
  Investor Relations and                1996       151,594             60,000            --                 4,000        --
  Corporate
  Communications

------------------------

(1) On May 28, 1998, the Company granted Mr. Burton, Mr. Reisch and Ms. Adams 40,000 shares of Restricted Stock, 25,000 shares of Restricted Stock and 25,000 shares of Restricted Stock, respectively. The fair market value of the Company's Common Stock on such date was $30.063 per share. On November 16, 1998, the Company granted Mr. Burton and Mr. Reisch an additional 25,000 shares of Restricted Stock and 20,000 shares of Restricted Stock, respectively. The fair market value of the Company's Common Stock on such date was $30.50 per share. Under the Company's 1998 Restricted Stock Plan, shares vest over a five year period. The value of the shares of Restricted Stock held by Mr. Burton, Mr. Reisch and Ms. Adams at the end of the fiscal year was $1,763,125, $1,220,625 and $678,125, respectively. The Company does not anticipate declaring and paying dividends in the foreseeable future, however in the event it does commence paying dividends, holders of shares of Restricted Stock will not receive dividends on the unvested shares of Restricted Stock.

(2) Mr. Lewis commenced employment with the Company in August 1996.

                             OPTION GRANTS IN 1998
                               INDIVIDUAL GRANTS

                                               PERCENT OF
                                                  TOTAL        EXERCISE
                                             OPTIONS GRANTED     PRICE                   GRANT
                                  OPTIONS     TO EMPLOYEES     PER SHARE   EXPIRATION    DATE
NAME                            GRANTED(1)       IN 1998        ($/SH.)       DATE     VALUE(2)
Robert G. Burton                   175,000           18.7%     $ 29.125    10/01/2008  $2,597,000
Marc L. Reisch                      75,000            8.0%     $ 29.125    10/01/2008  $1,113,000
Marc L. Reisch (3)                  50,000            5.3%     $ 29.8125   11/16/2008  $  761,500
Jennifer L. Adams                   65,000            6.9%     $ 29.125    10/01/2008  $  964,600
Robert B. Lewis                     12,500            1.3%     $ 29.125    10/01/2008  $  185,500
Robert B. Lewis (4)                  7,500            0.8%     $ 29.782    12/01/2008  $  112,875
James E. Lillie                     20,000            2.1%     $ 29.125    10/01/2008  $  296,800

------------------------

(1) The options vest in 20% annual increments over a period of five years from the date of grant, subject to accelerated vesting in the event of termination of employment upon death, permanent disability or a permitted retirement and upon a change in control of the Company. Transfer of shares of Common Stock issuable upon the exercise of options ("Option Shares") is restricted for five years after option grant. The options are exercisable for ten years from the date of the grant, with certain exceptions, including, without limitation, in the case of the termination of the optionholder's employment with the Company. Under certain circumstances, the optionholder has the right to resell Option Shares and the Company has the right to repurchase a specified percentage of options and Option Shares.

(2) The present value as of the dates of grant, November 16, 1998, in the case of Mr. Reisch's supplemental grant, December 1, 1998, in the case of Mr. Lewis' supplemental grant and October 1, 1998 in the case of all other grants to the named officers, has been calculated using the Black-Scholes method using assumptions about stock price volatility, dividend yield and future interest rates. The assumptions used in calculating the grant date values are set forth in the following table:

                         VOLATILITY     RISK-FREE INTEREST
    GRANT DATE             FACTOR              RATE
    October 1, 1998           0.281              5.08%
    November 16, 1998         0.281              5.12%
    December 1, 1998          0.281              4.94%

    For each grant, the assumed expected life of the options was ten years, and the assumed dividend yield of the options was zero. The present values as of the grant dates set forth in the table are only theoretical values and may not accurately determine present value. The actual value, if any, that may be realized by each individual will depend on the market price of the Common Stock on the date of exercise.

(3) Mr. Reisch received an option grant on the date he was promoted to President of the Company in addition to a regular annual option grant.

(4) Mr. Lewis received an option grant on the date he was promoted to Executive Vice President, Chief Financial Officer of the Company in addition to a regular annual option grant.

  AGGREGATE OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF
                                                SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                                UNEXERCISED OPTIONS AT   IN-THE-MONEY OPTIONS AT
                                                  DECEMBER 27, 1998       DECEMBER 27, 1998(1)
                       SHARES
                     UNDERLYING
                       OPTIONS        VALUE
NAME                  EXERCISED     RESULTED   EXERCISABLE  UNEXERCISABLE EXERCISABLE UNEXERCISABLE
Robert G. Burton        276,479     $6,694,271    441,941      558,000   $6,636,960  $1,703,875
Marc L. Reisch           55,211     $1,315,660    120,539      208,000   $1,684,883  $  462,375
Jennifer L. Adams        27,810     $ 673,755     107,888      142,857   $1,453,777  $  452,873
Robert B. Lewis          --            --           1,500       26,000   $      563  $    2,250
James E. Lillie          --            --           5,753       28,502   $   58,093  $   46,812

------------------------

(1) Fair market value of the Common Stock at December 27, 1998, minus the exercise price of "in-the-money" options. The fair market value of the Common Stock at December 27, 1998 is based upon the December 24, 1998 closing price of $27.125 per share. Each of the options exercised were granted in 1991 and subject to expiration in 2001.

                      COMPENSATION UNDER RETIREMENT PLANS

PENSION PLAN BENEFITS

    The retirement plan of the Company in which the executive officers, among others, participate is named the World Color Press Cash Balance Plan (the "Cash Balance Plan"), and provides for the determination of a participant's accrued benefit on a cash balance formula. Although the Cash Balance Plan is a defined benefit pension plan, each participant is credited with a hypothetical individual account in order to better describe his or her benefit. A participant's cash balance account is credited each month with an amount equal to 4% (on an annualized basis) of the participant's annual base wages plus monthly interest at an annual rate equal to the interest on one-year U.S. Treasury securities. A participant in the Cash Balance Plan becomes fully vested in his/her accrued benefit after the completion of five years of service.

    Benefits under the Cash Balance Plan are limited to the extent required by provisions of the Code, and the Employee Retirement Income Security Act of 1974, as amended. If payment of actual retirement benefits is limited by such provisions, an amount equal to any reduction in retirement benefits will be paid as a supplemental benefit under World Color's unfunded Supplemental Executive Retirement Plan, as amended, and World Color's Supplemental Retirement Plan (together, the "Supplemental Benefit Plans"). The following table sets forth the estimated combined annual retirement benefits under the Cash Balance Plan and the Supplemental Benefit Plans (exclusive of Social Security payments) payable on a straight single life annuity basis to each of Messrs. Reisch, Lewis and Lillie and Ms. Adams, assuming continued service until age 65 and current compensation levels remain unchanged and, in the case of Mr. Burton, assuming continued active service until April 1, 2002. Mr. Burton's total benefit is not affected by changes in compensation.

                                 PENSION TABLE

                                                                 ESTIMATED
                                                                  ANNUAL
                                                                 BENEFITS
                                                                  PAYABLE
                                                                   UPON
NAME                                                            RETIREMENT
Robert G. Burton                                                $ 1,000,000
Marc L. Reisch                                                  $   431,964
Jennifer L. Adams                                               $   315,411
Robert B. Lewis                                                 $   115,009
James E. Lillie                                                 $    89,635

                    AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

    Ms. Adams and Mr. Reisch are each party to an agreement with World Color which provides for the payment of an aggregate of 18 months of base salary upon termination without cause.

              BOARD COMPENSATION REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board is responsible for the various aspects of the Company's compensation package offered to its executive officers, including the named executive officers. The following is the report of the Compensation Committee:

    POLICIES GOVERNING EXECUTIVE COMPENSATION. The Committee's rationales in determining executive compensation are as follows: (a) to establish a direct relationship between executive compensation and the annual, intermediate-term and long-term performance of the Company; (b) to provide performance-based compensation opportunities (including equity awards) that allow executive officers to earn rewards for maximizing stockholder value; (c) to attract and retain the key executives necessary for the Company's long-term success; and (d) to reward individual initiative and the achievement of specified goals. In applying these general policies, the Committee's objective has been to ensure that well in excess of half of the compensation packages for the Company's most senior executive officers, including the named executive officers, is incentive-based because these individuals have substantial control and responsibility for the Company's direction and performance. The Committee considers the Company's performance, the individual executive's performance, comparative compensation material (including compensation levels and equity awards by the Company's peer group), the overall competitive environment for executives, the level of compensation necessary to retain executive talent and the recommendations of professional compensation consultants and management in making its determinations on compensation.

    The companies used to define the market for executive compensation comparison purposes include a broad range of printing and publishing companies similar in revenue size to the Company, as well as certain other printing companies which are direct competitors of the Company. In addition, comparative market compensation data are collected from general industry compensation surveys. The companies used to define the market for pay comparison purposes are more varied than those in the peer group used in the performance graph because the Committee believes that the Company's competitors for executive talent are more varied than solely companies within the printing industry. In fact, the Company's top three most highly compensated executives came from industries other than the printing industry.

    EXECUTIVE COMPENSATION GENERALLY. The Company's executive compensation package currently consists of a mix of salary, bonus awards, stock option grants and restricted stock awards as well as benefits under the employee benefit plans offered by the Company. The Company is currently considering implementing other long term compensation programs and may do so prior to the end of 1999.

    SALARY. The Compensation Committee periodically reviews the base salary of the Chief Executive Officer and his direct reports. The Compensation Committee considers various factors in assessing specific salaries including the executive's historical performance and future potential, job content, level of responsibility and accountability. For 1998, the base salaries for the Chief Executive Officer and his direct reports ranged from at or below the median salaries to above the median salaries at the companies deemed the market for executive compensation comparison purposes.

    BONUS. No bonus payouts are made under the Company's bonus plan unless the Company achieves its financial goals. Potential payout amounts (expressed as a percentage of salary) and related financial performance goals are established at the beginning of the relevant performance period by the Compensation Committee, after assessing recommendations of management and considering the factors described above.

    The Company's financial performance is measured for bonus purposes in terms of earnings per share (EPS) and other financial goals. All bonus payouts are contingent upon achieving the Company's financial goals and, with respect to executive officers responsible for various operations, contingent upon achieving operation-specific financial goals. In addition, the Compensation Committee, in its discretion, may increase or decrease any payout to be made to a particular executive officer to reflect any special circumstances that the Committee deems significant.

    EQUITY GRANTS. To further align the interests of management with the interests of stockholders, the Company's executive compensation package also includes stock option grants. Options granted by the Company have a per share exercise price of 100% of the fair market value of a share of the Common Stock and, accordingly, the value of the option is dependent on the future market value of the Common Stock.

    The number of shares of Common Stock subject to options granted to the Company's executive officers has historically been based on the salary, responsibilities and performance of each officer. The Compensation Committee has also considered the amounts and terms of prior grants in making new option grants in each year. In addition, the Compensation Committee reviews the number and value of options granted by selected peer companies in making option grants to the Company's executive officers.

    In 1998, the Compensation Committee also awarded certain of the named executives Restricted Stock. The awards vest over a period of five years. The Restricted Stock was granted, in lieu of cash bonuses, in order to help secure the employment of these key executives and to further align the interests of senior management with the interests of stockholders.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Tax laws limit the deduction a publicly held company is allowed for compensation paid to certain executive officers. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. The Compensation Committee considers ways to maximize deductibility of executive compensation, but the Compensation Committee retains the flexibility to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent regardless of the ultimate deductibility of such compensation.

    COMPENSATION OF ROBERT G. BURTON, CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER. The Committee established the 1998 compensation of Robert G. Burton, Chairman of the Board of Directors and Chief Executive Officer, using substantially the same criteria that were used to determine compensation levels for other executive officers, discussed at the beginning of this report. In determining the compensation of the Chief Executive Officer as well as the other senior executive officers, the Compensation Committee also considered, among other things, the eight year, industry-leading track record of performance at or above budgeted and Wall Street expectations. From the appointment of Robert G. Burton in 1991 through 1998 management has grown net sales and adjusted operating income at a compounded annual growth rate ("CAGR") of 21% and 38%, respectively. Since 1993 management has grown net income at a CAGR of 53% and diluted earnings per share at a CAGR of 43%. Over the eight years of Mr. Burton's leadership, adjusted EBITDA has grown at a CAGR of 25% and operating margins have improved since 1993 to 1998's operating margin of 9.1%. 1998 marked another year of record financial performance for the Company. Net sales grew 19% from $1,981.2 million in 1997 to $2,356.9 million in 1998, operating income grew 20% from $178.6 million to $214.2 million, net income grew 29% from $57.2 million to $73.6 million and diluted net income per share grew from $1.60 per share in 1997 to $1.84 per share in 1998. The Compensation Committee believes this consistently exceptional performance as well as the desire to retain superior executive talent warranted the total compensation packages of the Chief Executive Officer and his direct reports. We believe World Color and its shareholders have benefited greatly from Mr. Burton's vision, direction and day to day contributions as the senior executive at World Color.

    In February 1999, in order to secure the future employment of Robert G. Burton, the Company's Chief Executive Officer, and in lieu of all future equity grants over the next five years, the Compensation Committee awarded Mr. Burton a one-time equity grant of 875,000 options to purchase Common Stock of the Company with an exercise price equal to the fair market value of the Common Stock as of the date of the grant. The stock options vest over a period of five years.

    The foregoing report has been approved by all members of the Committee.

                                          WORLD COLOR PRESS, INC.

COMPENSATION COMMITTEE
Gerald S. Armstrong
Patrice M. Daniels
Mark J. Griffin
Scott M. Stuart

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    World Color pays fees to KKR of $750,000 per year for management consulting and financial advisory services. Mr. Stuart, a director of World Color and a member of the Compensation Committee, is a member of the limited liability company which is a general partner of KKR and is a general partner of KKR Associates. Mr. Navab, a director of World Color, is an Executive of KKR and a limited partner of KKR Associates.

    CIBC, Inc., an affiliate of CIBC Oppenheimer Corp., is a lender under the Company's credit facility and CIBC Oppenheimer Corp. was a co-lead manager in the Company's November 1998 issuance of $300.0 million of its 8 3/8% Senior Subordinated Notes due 2008 and a co-manager in the Company's February 1999 issuance of $300.0 million of its 7 3/4% Senior Subordinated Notes due 2009. Ms. Daniels, who is a director of World Color and a member of the Compensation Committee, is a Managing Director of CIBC Oppenheimer Corp.

                            PERFORMANCE INFORMATION

    Set forth below is a line graph comparing over the period from January 25, 1996 (the date of the Company's initial public offering) to December 27, 1998 the Company's cumulative total stockholder return with the cumulative total return of companies in a peer group selected in good faith by the Company, companies in the Russell 2000 Index and companies in the Standard & Poor's 500 Index. The companies in the peer group are R.R. Donnelley & Sons Co., Banta Corp., Quebecor Printing, Inc., Big Flower Press Holdings, Inc. and Cadmus Communications Corp. (collectively, the "Peer Group"). All of these companies are in the printing industry. Companies in the Russell 2000 Index have similar market capitalization to the Company and since June 30, 1996, the Company has been one of the companies included in the Russell 2000 Index. Therefore, the Company has included, and will include in the future, as appropriate, a comparison to the Russell 2000 Index. Accordingly, the Company does not intend to include a comparison to the companies in the Standard & Poor's 500 Index in the future. The total return information presented in the graph assumes the reinvestment of dividends, in the event dividends are paid. The returns of each component company in the Peer Group have been weighted by relative stock market capitalization.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG WORLD COLOR PRESS, INC., PEER GROUP, RUSSELL 2000 INDEX AND S&P 500 INDEX
                                   COMPANIES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                             JANUARY 25, 1996  DECEMBER 29, 1996   DECEMBER 28, 1997   DECEMBER 27, 1998
World Color Press, Inc.                100.00              100.66              136.52              142.77
Peer Group                             100.00               89.75              103.21              120.55
Russell 2000 Index                     100.00              115.70              135.78              130.55
Standard & Poor's 500 Index            100.00              119.48              150.77              197.43

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Audit Committee recommended and the Board selected the firm of Deloitte & Touche LLP, which served as the Company's independent certified public accountants for the fiscal year ended December 27, 1998 and for the thirteen years prior thereto, to serve in such capacity for the current fiscal year. It is expected that representatives of such firm will be present at the Annual Meeting to respond to appropriate questions and, if they so desire, to make a statement.

                                 OTHER MATTERS

    All expenses of solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and other employees of the Company. The Company has retained Proxy Services Corporation to assist in the collection of proxies and expects to pay such firm a fee of approximately $1,100, plus out-of-pocket expenses. Brokers, nominees and custodians who hold Common Stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

    Section 16(a) of the Exchange Act requires certain of the Company's officers and the Company's directors to file reports of ownership and changes of ownership with the Securities and Exchange Commission. The regulations of the Securities and Exchange Commission require such officers and the directors to furnish the Company with copies of all Section 16(a) forms they file. Based on such forms, the Company believes that all of such officers and the directors have complied with the Section 16(a) filing requirements.

                             STOCKHOLDER PROPOSALS

    A stockholder who intends to present a proposal for action at any annual meeting and who desires that such proposal be included in the Company's proxy materials must submit the proposal to the Company in advance of the meeting. Proposals for the annual meeting to be held in 2000 must be received by the Company at its principal office no later than November 26, 1999 to be considered for inclusion in the Company's proxy statement and proxy form relating to that meeting. In addition, a stockholder who otherwise intends to present business at any annual meeting (including nominating persons for election as directors) must comply with, among other things, the notice requirements set forth in the Company's By-Laws. The Company's By-Laws specify that any such stockholder notice be delivered to or mailed and received by the Company at its principal office not less than 60 days nor more than 90 days prior to the annual meeting. If less than 70 days' notice or prior public disclosure of the date of the annual meeting is given to stockholders, such stockholder notice must be received by the Company at its principal office no later than the close of business on the tenth day following the date on which notice of the annual meeting was mailed or publicly disclosed. A proposal or nomination that does not comply with such requirements will be disregarded. In addition, if a stockholder making a proposal does not comply with all of the requirements of Rule 14a-4 of the Exchange Act, then a proxy solicited by the Board of Directors may be voted on such proposal in the discretion of the proxy holder. Such proposals or nominations should be addressed to Jennifer L. Adams, Secretary, World Color Press, Inc., The Mill, 340 Pemberwick Road, Greenwich, Connecticut 06831.

                DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

    The Company does not now intend to bring before the 1999 Annual Meeting any matters other than those specified in the notice of the meeting, and it does not know of any business which persons other than the management could properly present at the meeting. Should any other matter requiring a vote of the stockholders properly come before the meeting, the persons named in the accompanying proxy intend to vote the shares represented by them in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          WORLD COLOR PRESS, INC.

                                          /s/ Jennifer L. Adams

                                          Jennifer L. Adams
                                          SECRETARY

March 26, 1999

    The Company will furnish to any stockholder, without charge, a copy of its Annual Report on Form 10-K for the fiscal year 1998 and the Company's Annual Report to Stockholders for fiscal year 1998. Requests for Form 10-K or the Annual Report to Stockholders should be addressed to James E. Lillie, Executive Vice President, Investor Relations and Corporate Communications.

PROXY                                                                      PROXY
                            WORLD COLOR PRESS, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 1999

    The undersigned constitutes and appoints Robert G. Burton and Jennifer L. Adams, and each of them, as true and lawful proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of World Color Press, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders thereof to be held May 5, 1999, or at all adjournments or postponements thereof.

    Unless otherwise marked, this proxy will be voted FOR the election of all of the nominees named.

            PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                            WORLD COLOR PRESS, INC.

    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY / /

1. ELECTION OF DIRECTORS
NOMINEES: Gerald S. Armstrong, Robert G. Burton,
  Patrice M. Daniels, Mark J. Griffin, Alexander Navab, Jr.,
  Marc L. Reisch and Scott M. Stuart
                                                                                          For All
                                                                      For     Withhold    Except
                                                                      All        All     As Noted
                                                                      / /        / /        / /
-------------------------------------------------
(EXCEPT NOMINEES WRITTEN ABOVE)


2. In their discretion, the proxies
   are authorized to vote upon such other
   business as may properly come
   before the meeting or at all
   adjournments or postponements
   thereof.



The undersigned acknowledges
receipt of the Notice of Annual

Meeting of the Stockholders and
of the Proxy Statement.
Dated: ___________________, 1999
Signature(s)____________________
________________________________
Please sign exactly as your
name appears. Joint owners
should each sign personally.
Where applicable, indicate your
official position or
representative capacity.


                           `  FOLD AND DETACH HERE  `
                            YOUR VOTE IS IMPORTANT!

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE